EXHIBIT 10.1

                              SETTLEMENT AGREEMENT


     This SETTLEMENT AGREEMENT (this "Agreement") is dated this _____ day of May, 2001, and is executed among Teltronics, Inc., a Delaware corporation ("Teltronics") and Interactive Solutions, Inc., ("Plaintiffs") and Kevin B. Rogers, Michael P. Jonas, Intelliworxx, Inc., a Florida corporation ("Intelliworxx") and Wavelogic, Inc. ("Defendants"), collectively referred to herein as the "Parties."

     1. Plaintiffs have sued Defendants for damages as alleged in their complaint in a lawsuit filed in the United States District Court, Middle District of Florida, Tampa Division, Case No. 98-CIV-1392-T-23B (the "Lawsuit").

     2. Defendants have been awarded a verdict against Plaintiffs in the Lawsuit, including a damage award which the Court has ruled excessive. The Court has encouraged the Parties to negotiate a settlement with regard to the amount of damages.

     3.   The Court has ordered a new trial on the issue of damages only.

     4. After lengthy negotiations, the Parties have agreed to settle and release all claims by each and all of them against the others arising out of the actions of the Parties alleged in the Lawsuit to avoid the risk, expense and inconvenience of further litigation in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

     1. Settlement of Action. The Lawsuit shall be and the same hereby is settled under and subject to the terms and conditions set forth herein. The Defendants hereby agree not to appeal or move to set aside the verdict in the Lawsuit on the issue of liability, only.

     2. Settlement Amount.

          2.1 Settlement Amount. Subject to the terms and conditions herein stated, the Lawsuit shall be settled on the Closing Date, by Intelliworxx, Rogers, Jonas and Teltronics, performing the acts and delivering the documents set forth in Section 2.2.

          2.2 Payment of the Settlement Amount.

               (a) Intelliworxx shall execute and deliver to Teltronics a Promissory Note obligating Intelliworxx to pay Teltronics $700,000 in equal monthly installments of principal and interest, the payments to commence on August 1, 2001. Interest on the unpaid principal amount shall run from that date at 8% per annum simple interest for the first year, and 10% per annum simple interest for the second year. The Promissory Note shall be secured in accordance with the provisions of
          Section 4 of this agreement.

               (b) Certificates representing 570,000 shares of Intelliworxx stock shall be registered in the name of Teltronics (the Intelliworxx Shares), together with stock powers duly endorsed in blank by Teltronics shall be held in escrow by Sommer & Schneider LLP, pursuant to an escrow agreement in the form annexed hereto as Exhibit A (the "Escrow Agreement"). The Escrow Agreement shall provide that:

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               (i)  on or before January 2, 2002, Intelliworxx Shares having a
                    "Market Value" (as determined below) of $2,275,000 will be released from escrow for sale by Teltronics;

               (ii) on or before October 27, 2002, additional Intelliworxx
                    Shares having a Market Value equal to $2,275,000 will be released from escrow for sale by Teltronics.

               (iii) In the event and at such time as Teltronics realizes gross proceeds of $4,550,000 from the sale of the Intelliworxx Shares, or Intelliworxx exercises the repurchase option set forth in Section 2.6 of this Agreement, unsold Intelliworxx Shares will be returned to Intelliworxx for cancellation.

          2.3 Issuance of Additional Intelliworxx Shares. If, on January 2, 2002 or October 27, 2002, the Market Value of the Intelliworxx Shares is less than $2,275,000, Intelliworxx shall issue to Teltronics additional shares of Intelliworxx Stock so that Teltronics shall realize $2,275,000 upon the resale of the Escrow Shares, provided that Intelliworxx shall not be required to issue more than 330,000 additional shares on January 2, 2002 or more than 600,000 additional shares on October 27, 2002 (plus any of the 330,000 shares not issued on January 2, 2002.). The making of the payments required by Paragraphs 2.2(a) and 2.5(a), and delivery of the Shares required hereunder in accordance with the terms of this Agreement, shall constitute full payment and satisfaction of Intelliworxxes obligations under this Settlement Agreement, regardless of the market value of the stock.

          2.4 Market Value. As of any date set forth in this Section 2, "Market Value" shall equal the "Market Price" times the number of shares of Intelliworxx Stock. Market Price as of any such date shall equal the greater of: (X) the closing price of a share of Intelliworxx Stock one day prior to such date or (Y) the average closing price of shares of Intelliworxx Stock for the thirty (30) trading days prior to such date ("Valuation Formula").

          2.5 Additional Payments by Intelliworxx and Jonas.

               (a) In addition to the foregoing, Intelliworxx shall pay Teltronics $7,500.00 at closing, and shall execute a Promissory Note requiring six (6) additional equal monthly payments, the first of which shall be due on August 1, 2001 in the amount of $7,500. These payments shall also be secured as set forth in Paragraph 4 of this Agreement.

               (b) In addition to the foregoing, Jonas shall pay Teltronics $12,000 at closing, and shall execute and deliver a Promissory Note made payable to Teltronics which will require an additional payment of $5,250 thirty (30) days from closing, and a final payment of $5,250 to Teltronics sixty (60) days from closing. These payments shall all be secured in the same fashion as set forth in Section 4 of this agreement.

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          2.6 Option to Repurchase Shares. Teltronics hereby grants Intelliworxx the option, exercisable upon not less than ten days written notice, to purchase all Intelliworxx Shares for a price equal to $4,550,000, less the market value realized by Teltronics from the sale of Intelliworxx Shares, and any payments made pursuant to Paragraph 2.5. If Intelliworxx gives Teltronics notice of it's intention to exercise this option, Teltronics shall provide to Intelliworxx copies of all original documents relating to the number of Intelliworxx Shares sold by Teltronics and the prices at which such Intelliworxx Shares were sold within 5 business days of such notice.

          2.7 Stipulated Final Judgments.

               (a) In addition to the foregoing, Intelliworxx and Teltronics shall execute a Stipulation at closing, authorizing Teltronics to file a Final Judgment in the pending court case against Intelliworxx in the total amount of $5,250,000, less any payments made hereunder, and less the value of any stock delivered to Teltronics hereunder, to be filed and recorded in the event of a default by Intelliworxx under this Agreement. The failure to make the payments required by Paragraph 2.5(a) shall not constitute a default for purposes of this Paragraph. To the extent allowed by law, the Final Judgment shall not be dischargeable in bankruptcy. The filing, recording and enforcement of the Final Judgment shall be the sole remedy of Teltronics for default by Intelliworxx to comply with the terms and conditions of under this Settlement Agreement. Teltronics expressly waives the right to pursue any of the causes of action raised in the Court case or any causes of action that could have been raised in the Court case..

               (b) In addition to the foregoing, Intelliworxx, Rogers and Teltronics shall execute a stipulation at closing authorizing Teltronics to file a Final Judgment in the pending court case against Intelliworxx and Rogers in the amount of any payments not made in accordance with the provisions of the promissory note required by Paragraph 2.5(a). The judgment amount shall be in the amount of the unpaid payments and may be filed and recorded in the event of a default. To the extent allowed by law, the Final Judgment shall not be dischargeable in bankruptcy as to Rogers. The filing, recording and enforcement of a Final Judgment shall be the sole remedy of Teltronics for the failure of Intelliworxx to comply with the terms and conditions of Paragraph 2.5(a). Teltronics expressly waives the right to pursue any of the causes of action raised in the court case or any causes of action that could have been raised in the court case.

               (c) In addition to the foregoing, Jonas and Teltronics shall execute a stipulation at closing, authorizing Teltronics to file a Final Judgment in the pending court case against Jonas in the amount of any payments not made in accordance with the provisions of the Promissory note required by Paragraph 2.5(b). The Final Judgment shall be in the amount of the unpaid payments and may be filed and recorded in the event of default by Jonas under the promissory note. Any such judgment shall be dischargeable in bankruptcy. Filing, recording and enforcement of the Final Judgment shall be the sole remedy of Teltronics for the failure of Jonas to comply with the terms and conditions of Paragraph 2.5(b) Teltronics expressly waives the right to pursue any of the causes of action raised in the court case or any causes of action that could have been raised in the court case.

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          2.8 Closing. The Closing shall take place at ___________ at the offices of Teltronics, (and may be by delivery of documents by overnight courier) not later than ___________________ or at such other time and date as Intelliworxx and Teltronics shall agree in writing. Such time and date are herein referred to as the "Closing Date."

     3. Registration Rights. On the Closing Date, Intelliworxx and Teltronics shall enter into a Registration Rights Agreement, in the form annexed hereto as Exhibit B.

     4. Security. In order to secure the obligations of Intelliworxx and Messrs. Rogers and Jonas under this Agreement, the Escrow Agreement and the Registration Rights Agreement, on the Closing Date, Rogers and Jonas will execute non-recourse guarantees in the form annexed hereto as Exhibit C and will pledge to Teltronics or its nominee 425,000 and 100,000 shares of Intelliworxx Stock owned by them, respectively, free and clear of any and all liens, encumbrances, options, or rights of others ("Pledged Shares") under a Pledge Agreement substantially in the form annexed hereto as Exhibit D.

     5. Stipulation Discontinuing Action. On the Closing Date, and upon the payment of $7,500 by Intelliworxx, $12,000 by Jonas and the delivery of the Promissory Notes, executed Escrow Agreement, Registration Rights Agreement, Non-Recourse Guaranties and Pledges, the Parties will execute and promptly file with the Court, a Stipulation abating the Action pending performance of the settlement agreement by Intelliworxx, Jonas and Rogers, and dismissing the action with prejudice as to Wave Logic, Inc, providing that the Court shall, to the extent it may determine to do so, retain jurisdiction to enforce the remaining terms of this agreement. Upon full payment by Intelliworxx under Paragraph 2.5(a) or in the case of Jonas, pursuant to Paragraph 2.5(b), Rogers and Teltronics, or Jonas and Teltronics, respectively, will execute stipulations of dismissals with prejudice of all claims against Jonas or Rogers as the case may be. The dismissal of all claims against Rogers and Jonas shall not have the effect of releasing any claim by Teltronics to enforce the terms of the Security Agreements contemplated by Section 4 of this Agreement. Upon the performance of all of the obligations of Intelliworxx under this Settlement Agreement, Intelliworxx and Teltronics shall execute and file a dismissal of the Action with prejudice. Each of the foregoing stipulations of dismissal shall provide that each party shall bear its own attorney's fees and court costs.

     6. Mutual Releases. On the Closing Date, subject to the performance of Defendants of their obligations under this Settlement Agreement, each Party hereto, such Party's heirs, assigns and agents, do hereby fully and forever, release, waive and discharge each of the Parties hereto, and their respective officers, directors, shareholders, agents, employees, successors and assigns, (hereinafter collectively referred to as the "Releasees") from and against each and every claim, demand, cause of action, obligation, damage, complaint, expense or action of any kind, description or nature whatsoever, known or unknown, suspected or unsuspected, that each Party has or may hereafter have, against the Releasees. This mutual release specifically excludes the rights and obligations of the parties under this Agreement, the escrow agreement, the registration rights agreement, the non-recourse guarantees and the pledges.

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     7. Representations of Plaintiffs. The Plaintiffs, individually, represent, warrant and agree as follows:

          7.1 Authority to Execute and Perform Agreement; No Breach. Each Plaintiff has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by such Plaintiff and, assuming due execution and delivery by, and enforceability against, Defendants, constitutes the valid and binding obligation of such Plaintiff enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by such Plaintiffs or in connection with the execution and delivery by such Plaintiffs of this Agreement and consummation and performance by them of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Plaintiffs and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by such Plaintiffs will not:

               (a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which such Plaintiffs is a party or by or to which any of the properties and assets of such Plaintiffs may be bound or subject;

               (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either such Plaintiffs or the securities, assets, properties or business of such Plaintiffs is bound; or

               (c) knowingly violate any statute, law or regulation.

          7.2 Securities Acknowledgments. Teltronics hereby acknowledges that:

               (a) The Intelliworxx Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions there from.

               (b) In connection with the purchase of the Intelliworxx Shares, that no representation has been made by representatives of Intelliworxx regarding its business, assets or prospects other than that set forth herein and as set forth in the filings made by Intelliworxx pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

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               (c) The certificate or certificates representing the Intelliworxx
          Shares will be inscribed with the following legend:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Teltronics' counsel, in form and substance reasonably acceptable to Intelliworxx' counsel, that registration is not required under said Act."

          7.3 Securities Representations. Teltronics hereby represents, warrants and agrees as follows:

               (a) The Intelliworxx Shares are being acquired solely for such Teltronics' own account, for investment and are not being acquired with a view to or for the resale or distribution thereof, except as contemplated by the Registration Rights Agreement, Teltronics has no present plans to enter into any such contract, undertaking, agreement or arrangement and Teltronics further understands that the Intelliworxx Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

               (b) Teltronics is an "accredited investor" as that term is defined in Regulation D of the Securities Act and through its officers and directors has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and the risks of its investment in the Intelliworxx Shares and is able to bear the economic risk of its investment in the Intelliworxx Shares;

     8. Representations of Defendants. Each Defendant represents, warrants and agrees as follows:

          8.1 Authorization. Each Defendant has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and, as to Intelliworxx, to issue and sell the Intelliworxx Shares to Teltronics, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Defendants, which authorizations remain in full force and effect, have been duly executed and delivered by the Defendants, and no other corporate proceedings on the part of the Defendants are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of the Defendants and is enforceable with respect to the Defendants in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the endorsements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Defendants of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Defendants is a party or by which the Defendants or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of the Defendants. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by the Defendants of the transactions contemplated by this Agreement.

          8.2 Compliance with Law and Government Regulations. The Defendants are in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Defendants are subject. Without limiting the generality of the foregoing, the Defendants have filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

          8.3 Shares. The Intelliworxx Shares to be issued and delivered to Teltronics shall be fully paid, non-assessable and free and clear of any lien, claim, charge of encumbrance.

     9. No Admission. The Parties agree that the execution of this Agreement is not an admission by any of them of liability with respect to damages, except as set forth in this Agreement.

     10. Miscellaneous Provisions.

          10.1 Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the Parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the Parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

          10.2 Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

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          10.3 Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of Florida without regard to conflict or choice of law principles of Florida or any other jurisdiction. This Agreement shall be executed in Florida and is intended to be performed in Florida. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of Florida, and agree to exclusively litigate said actions, in the court having jurisdiction over the Lawsuit.

          10.4 No Waiver. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right or remedy shall not be waived, nor shall such nonaction be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.

          10.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

          10.6 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

          10.7 Counsel. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with the Action and this Agreement. If any Party initiates any legal action arising out of or in connection with enforcement of this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

          10.8 Notices. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the parties at their respective addresses as shown below:

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          Name                               Address
          ----                               -------

          To Company                         Intelliworxx, Inc.
                                             1819 Main Street, Suite 1101
                                             Sarasota, FL  34236
          Facsimile:                         (941) 365-1204

          With a Copy To:                    Sommer & Schneider LLP
                                             595 Stewart Avenue, Suite 710
                                             Garden City, NY  11530
          Facsimile:                         (516) 228-8211

          To Teltronics:                     Teltronics Inc.
                                             2150 Whitefield Industrial Way
                                             Sarasota, FL  34243
          Facsimile:                         (941) 751-7724

          With a Copy To:                    John N. Blair, Esq.
                                             Blair & Roach
                                             2645 Sheridan Drive
                                             Tonawanda, NY  14150
          Facsimile:                         (716) 834-9197

          To Interactive Solutions:          Interactive Solutions
                                             c/o Teltronics Inc.
                                             2150 Whitefield Industrial Way
                                             Sarasota, FL  34243
          Facsimile:                         (941) 751-7724

          To Kevin B. Rogers:                Kevin B. Rogers
                                             244 Shopping Avenue, Suite 320
                                             Sarasota, Florida 34237

          To Michael P. Jonas:               Michael P. Jonas
                                             c/o Intelliworxx, Inc.
                                             1819 Main Street, Suite 1101
                                             Sarasota, FL  34236
          Facsimile:                         (941) 365-1204

          To Wavelogic:                      Wavelogic, Inc.
                                             c/o Intelliworxx, Inc.
                                             1819 Main Street, Suite 1101
                                             Sarasota, FL  34236
          Facsimile:                         (941) 365-1204

          Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.

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          10.9 Entire Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

          10.10 Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns, except that Defendants shall not assign any of their rights or delegate any of their obligations under this Agreement, except Intelliworxx repurchase option set forth in Section 2.6 of this Agreement, without the prior written consent of Teltronics.

          10.11 Documents. At the conclusion of the Action, each Party shall return to the other all documents and papers produced by the other in connection with the Action.

          10.12 Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with the Action and this Agreement.

          10.13 Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.

          10.14 Facsimile Signatures. Facsimile copies of signatures shall be deemed original signatures, and this Agreement may be executed in counter-part.

     Executed by the Parties on this _____ day of May, 2001.

Intelliworxx, Inc.                          Teltronics, Inc.
By:                                         By:
Name: /s/ Oscar J. Williams                 Name:/s/ Ewen Cameron
---------------------------                 ---------------------
Title: CEO                                  Title: CEO
----------                                  ----------

Interactive Solutions, Inc.                 Wavelogic, Inc.
By:                                         By:
Name: /s/ Ewen Cameron                      Name: /s/ Kevin B. Rogers
----------------------                      -------------------------
Title: President                            Title: President

/s/ Kevin B. Rogers                         /s/ Michael P. Jonas
-------------------                         --------------------
KEVIN B. ROGERS                             MICHAEL P. JONAS


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